EXHIBIT 99.1

WestRock Reports Strong Finish to Fiscal 2017

NORCROSS, Ga., Nov. 02, 2017 (GLOBE NEWSWIRE) -- WestRock Company (WestRock) (NYSE:WRK), a leading provider of differentiated paper and packaging solutions, today announced results for its fiscal fourth quarter and fiscal year ended September 30, 2017.

Fourth Quarter 2017 Highlights

·	Earned $0.76 per diluted share and $0.87 of adjusted earnings per diluted share. Our effective tax rate was 20.7%, and our adjusted tax rate was 28.4%
·	Generated net cash provided by operating activities of $494 million and adjusted free cash flow of $271 million
·	Achieved $80 million in year-over-year productivity and a run rate of $840 million of synergy and performance improvements since the merger

Full Year 2017 and Other Highlights

·	Earned $2.77 per diluted share and $2.62 of adjusted earnings per diluted share
·	Generated net cash provided by operating activities of $1.90 billion and adjusted free cash flow of $1.22 billion
·	Achieved $361 million of productivity year-over-year
·	Continued our portfolio transformation by:
	·	Completing five acquisitions, including the acquisition of Multi Packaging Solutions International Limited (“MPS”). These acquisitions:
		º	Advanced our strategy to provide differentiated, high value-added solutions to our customers and expanded our presence in attractive end markets
		º	Created opportunities for meaningful synergies and performance improvements, and
		º	Increased our vertical integration levels
	·	Selling the Home, Health and Beauty business (“HH&B”) in April 2017. This sale resulted in a pre-tax gain of $193 million and generated net after-tax proceeds of approximately $1 billion
·	Executed our disciplined capital allocation strategy:
	·	Invested $779 million in capital expenditures
	·	Deployed $2.7 billion to strategic M&A opportunities
	·	Received $1.0 billion from the sale of HH&B
	·	Paid $403 million in dividends
	·	Returned $93 million to stockholders in stock repurchases
·	Recently announced a 7.5% increase in our annual dividend

Steve Voorhees, chief executive officer of WestRock, said, “I am pleased with the success the WestRock team achieved in fiscal 2017, with strong productivity and growth in cash flow. While we experienced a challenging cost environment, our team met the challenge and delivered on our objectives across the board, increasing value for customers, employees and stockholders. We are well positioned for a successful fiscal 2018.”

Consolidated Financial Results

The financial results below illustrate WestRock’s performance for the quarters ended September 30, 2017, and September 30, 2016 (in millions).

	September 30, 2017	September 30, 2016	Change

Net sales	$4,060.6	$3,611.7	$448.9

Segment income	$348.0	$329.9	$18.1
Non-allocated expenses	(6.8)	(20.1)	13.3
Depreciation	220.6	219.1	1.5
Amortization	81.7	59.7	22.0
Less: Deferred financing costs	(1.2)	(1.3)	0.1
Segment EBITDA	642.3	587.3	55.0
Inventory step-up, net of LIFO	12.1	1.5	10.6
Adjusted Segment EBITDA	$654.4	$588.8	$65.6

The $449 million increase in net sales was primarily attributable to $235 million of increased Corrugated Packaging segment sales and $245 million of increased Consumer Packaging segment sales. The increased Consumer Packaging segment sales were primarily due to the contribution from the MPS acquisition, and were partially offset by factors that included the absence of net sales from HH&B in the current year quarter due to the sale of HH&B. In addition, Land and Development segment sales declined $25 million.

The $18 million increase in segment income was primarily due to $37 million of increased Corrugated Packaging segment income. This increase was partially offset by $15 million of decreased Consumer Packaging segment income and $4 million of decreased Land and Development segment income. Within the Consumer Packaging segment, the sale of HH&B and the expensing of the MPS acquisition inventory step-up reduced segment income by $9 million and $12 million, respectively. The impact of hurricanes in the fourth quarter of fiscal 2017 reduced segment income by an estimated $15 million in the Corrugated Packaging segment and $12 million in the Consumer Packaging segment.

Additional information about the changes in segment sales and segment income is included in the segment discussions below.

Non-allocated expenses were $13 million lower than in the prior year quarter primarily due to lower stock-based compensation costs in the fourth quarter of fiscal 2017 and a loss on an equity investment in the prior year quarter.

Restructuring and Other Items

Restructuring and other items during the fourth quarter of fiscal 2017 included the following pre-tax costs and expenses:

·	$23 million of restructuring costs primarily associated with the consolidation of operations, including recent acquisitions, severance associated with the future Valinhos corrugated container plant closure in Brazil and on-going costs related to previously closed facilities
·	$3 million of acquisition expenses
·	$12 million of integration expenses from both current and prior period transactions

Cash Provided From Operating, Financing and Investing Activities

Net cash provided by operating activities was $494 million in the fourth quarter of fiscal 2017, compared to $382 million in the prior-year quarter. Total debt was $6.55 billion at September 30, 2017 and included $282 million for the fair-value of debt stepped-up in purchase accounting. Consistent with WestRock’s disciplined capital allocation strategy, during the fourth quarter, WestRock invested $242 million in capital expenditures, deployed $145 million to strategic acquisitions and paid $102 million in dividends to its stockholders.

Segment Results

Corrugated Packaging Segment

	September 30, 2017	September 30, 2016	Change

Segment sales	$2,238.5	$2,003.7	$234.8

Segment income	$229.0	$192.4	$36.6
Depreciation	130.1	125.6	4.5
Amortization	26.6	21.6	5.0
Segment EBITDA	385.7	339.6	46.1
Inventory step-up, net of LIFO	0.2	-	0.2
Adjusted Segment EBITDA	$385.9	$339.6	$46.3

Operating Highlights for the Quarter Ended September 30, 2017:

·	Segment sales increased $235 million primarily due to an estimated $194 million of favorable corrugated selling price/mix, along with $37 million of higher recycling net sales, primarily due to higher recycled fiber prices; $15 million of higher corrugated volume; and a $7 million increase related to foreign exchange. These increases were partially offset by an estimated $19 million of lower sales due to the impact of the hurricanes in the fourth quarter of fiscal 2017
·	Segment income increased $37 million as favorable corrugated selling price/mix and productivity were only partially offset by cost inflation and the impact of hurricanes
·	Impact of the hurricanes reduced segment income by an estimated $15 million
·	North America box shipments increased 7.5% on a per day basis
·	Brazil box shipments increased 7.9% on a per day basis

Consumer Packaging Segment

	September 30, 2017	September 30, 2016	Change

Segment sales	$1,866.3	$1,621.7	$244.6

Segment income	$124.6	$139.1	$(14.5)
Depreciation	88.4	89.3	(0.9)
Amortization	54.7	37.7	17.0
Segment EBITDA	267.7	266.1	1.6
Inventory step-up, net of LIFO	11.9	1.5	10.4
Adjusted Segment EBITDA	$279.6	$267.6	$12.0

Operating Highlights for the Quarter Ended September 30, 2017:

  Segment sales increased $245 million primarily due to a $428 million increase from acquisitions, principally MPS, and an $8 million increase related to foreign exchange, which were partially offset by a $134 million decrease related to the sale of HH&B; $37 million of aggregate lower volume and unfavorable price/mix; and $20 million of lower segment sales due to the hurricanes in the fourth quarter of fiscal 2017
  Segment income was reduced by an estimated $12 million for the impact of the hurricanes, $12 million for the expensing of MPS acquisition inventory step-up, and cost and wage inflation, largely offset by strong operational execution and productivity
  The MPS acquisition added $14 million to segment income, net of the acquisition inventory step-up noted above, which was partially offset by $9 million of HH&B income in the prior year quarter
  Shipments of paperboard and converted products increased 6%, driven primarily by MPS shipments

Land and Development Segment

	September 30, 2017	September 30, 2016	Change

Segment sales	$18.7	$43.7	$(25.0)

Segment loss	$(5.6)	$(1.6)	$(4.0)
Depreciation	0.1	0.2	(0.1)
Segment EBITDA	$(5.5)	$(1.4)	$(4.1)

Our previously disclosed monetization strategy is proceeding as planned. We recorded a pre-tax non-cash real estate impairment of $4.0 million during the quarter, which is not included in the segment loss. Due to the accelerated monetization strategy, we have excluded Land and Development’s results, as well as the impairment, from adjusted earnings per diluted share.

Conference Call

As previously announced, WestRock will host a conference call to discuss its results of operations for the fourth quarter of fiscal 2017 and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on November 2, 2017. The conference call, which will be webcast live, an accompanying slide presentation, and this press release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 833-287-0804 (inside the U.S.) or 647-689-4463 (outside the U.S.) at least 15 minutes prior to the start of the call and enter the passcode 66409740. Replays of the call can be accessed at ir.westrock.com.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s 45,000 team members support customers around the world from more than 300 operating and business locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements that we are well positioned for a successful fiscal 2018. With respect to these statements, WestRock has made assumptions regarding, among other things, the results and impacts of the strategic combination of Rock-Tenn Company and MeadWestvaco Corporation’s respective businesses; the acquisitions of MPS and U.S. Corrugated Holdings, Inc.; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; and competitive conditions in WestRock's businesses and possible adverse actions of their customers, competitors and suppliers. Further, WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of a natural disaster, such as a hurricane, winter or tropical storm, earthquake, tornado, flood, fire, or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair , which could result in operational disruptions; our desire or ability to continue to repurchase company stock; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and Item 1A “Risk Factors” in our Form 10-Q for the quarter ended June 30, 2017. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

WestRock Company
Condensed Consolidated Statements of Operations
In millions, except per share amounts (unaudited)

	Three months ended		Twelve months ended
	September 30,		September 30,
	2017	2016	2017	2016

Net sales	$4,060.6	$3,611.7	$14,859.7	$14,171.8
Cost of goods sold	3,282.6	2,892.4	12,119.5	11,413.2
Gross profit	778.0	719.3	2,740.2	2,758.6
Selling, general and administrative, excluding intangible amortization	366.1	360.0	1,399.6	1,379.4
Selling, general and administrative intangible amortization	72.8	52.4	229.6	211.8
Pension risk transfer expense	-	370.7	-	370.7
Pension lump sum settlement	3.9	-	32.6	-
Land and Development impairment	4.0	-	46.7	-
Restructuring and other costs, net	38.0	49.4	196.7	366.4
Operating profit	293.2	(113.2)	835.0	430.3
Interest expense	(76.4)	(63.5)	(277.7)	(256.7)
(Loss) gain on extinguishment of debt	(0.1)	2.7	1.8	2.7
Interest income and other income (expense), net	25.4	15.4	66.7	58.6
Equity in income of unconsolidated entities	2.1	2.9	39.0	9.7
Gain on sale of HH&B	2.2	-	192.8	-
Income (loss) from continuing operations before income taxes	246.4	(155.7)	857.6	244.6
Income tax (expense) benefit	(51.1)	69.3	(159.0)	(89.8)
Income (loss) from continuing operations	195.3	(86.4)	698.6	154.8
Loss from discontinued operations (net of income tax (expense) benefit of $0, $(6.7), $0 and $32.3)	-	(5.3)	-	(544.7)
Consolidated net income (loss)	195.3	(91.7)	698.6	(389.9)
Less: Net loss (income) attributable to noncontrolling interests	0.8	(0.3)	9.6	(6.4)
Net income (loss) attributable to common stockholders	$196.1	$(92.0)	$708.2	$(396.3)

Diluted weighted average shares outstanding	257.8	251.9	255.7	257.9

Diluted earnings (loss) per share from continuing operations	$0.76	$(0.34)	$2.77	$0.59
Diluted loss per share from discontinued operations	-	(0.03)	-	(2.13)
Diluted earnings (loss) per share	$0.76	$(0.37)	$2.77	$(1.54)

WestRock Company
Segment Information
In millions (unaudited)

	Three months ended		Twelve months ended
	September 30,		September 30,
	2017	2016	2017	2016
Net sales:

Corrugated Packaging	$2,238.5	$2,003.7	$8,408.3	$7,868.5
Consumer Packaging	1,866.3	1,621.7	6,452.5	6,388.1
Land and Development	18.7	43.7	243.8	119.8
Intersegment Eliminations	(62.9)	(57.4)	(244.9)	(204.6)
Total net sales	$4,060.6	$3,611.7	$14,859.7	$14,171.8

Income (loss) from continuing operations before income taxes:

Corrugated Packaging	$229.0	$192.4	$753.9	$739.9
Consumer Packaging	124.6	139.1	425.8	481.7
Land and Development	(5.6)	(1.6)	13.8	4.6
Total segment income	348.0	329.9	1,193.5	1,226.2

Pension risk transfer expense	-	(370.7)	-	(370.7)
Pension lump sum settlement	(3.9)	-	(32.6)	-
Land and Development impairment	(4.0)	-	(46.7)	-
Restructuring and other costs, net	(38.0)	(49.4)	(196.7)	(366.4)
Non-allocated expenses	(6.8)	(20.1)	(43.5)	(49.1)
Interest expense	(76.4)	(63.5)	(277.7)	(256.7)
(Loss) gain on extinguishment of debt	(0.1)	2.7	1.8	2.7
Interest income and other income (expense), net	25.4	15.4	66.7	58.6
Gain on sale of HH&B	2.2	-	192.8	-
Income (loss) from continuing operations before income taxes	$246.4	$(155.7)	$857.6	$244.6

WestRock Company
Condensed Consolidated Statements of Cash Flows
In millions (unaudited)
	Three months ended		Twelve months ended
	September 30,		September 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Consolidated net income (loss)	$195.3	$(91.7)	$698.6	$(389.9)

Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	302.3	278.8	1,116.6	1,146.5
Cost of real estate sold	19.5	37.6	207.9	87.7
Deferred income tax expense (benefit)	25.3	(196.3)	(20.4)	(160.9)
Loss (gain) on extinguishment of debt	0.1	(2.7)	(1.8)	(2.7)
Share-based compensation expense	8.0	23.9	58.0	75.7
Loss (gain) on disposal of plant and equipment and other, net	0.4	(8.4)	(4.9)	(6.5)
Equity in income of unconsolidated entities	(2.1)	(2.9)	(39.0)	(9.7)
Pension and other postretirement funding (more) less than expense (income)	(16.9)	344.6	(51.0)	275.6
Gain on Grupo Gondi investment	-	-	-	(12.1)
Gain on sale or deconsolidation of subsidiaries	(6.7)	-	(5.0)	-
Gain on sale of HH&B	(2.2)	-	(192.8)	-
Cash surrender value increase in excess of premium paid	(6.4)	(3.9)	(34.0)	(27.6)
Impairment adjustments	6.3	9.5	56.8	200.8
Distributed earnings from equity investments	12.3	1.6	26.9	9.0
Other non-cash items	(6.4)	(8.0)	(38.9)	(42.1)
Land and Development impairment	4.0	-	46.7	-
Impairment of Specialty Chemicals goodwill and intangibles	-	-	-	579.4
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	40.4	(14.4)	(97.9)	36.6
Inventories	(16.8)	24.8	(48.2)	50.6
Other assets	34.0	(6.0)	(33.7)	(92.7)
Accounts payable	11.9	(93.0)	302.2	(197.1)
Income taxes	(105.0)	86.2	(67.1)	73.2
Accrued liabilities and other	(3.0)	1.9	21.5	94.6

Net cash provided by operating activities	494.3	381.6	1,900.5	1,688.4

Investing activities:

Capital expenditures	(241.8)	(182.0)	(778.6)	(796.7)
Cash paid for business acquisitions, net of cash acquired	(144.7)	-	(1,588.5)	(376.4)
Debt purchased in connection with an acquisition	-	-	-	(36.5)
Corporate-owned life insurance premium paid	(3.0)	(9.0)	(4.4)	(9.0)
Investment in unconsolidated entities	(0.3)	(1.4)	(2.5)	(179.9)
Cash related to deconsolidation of subsidiary	(3.6)	-	(3.6)	-
Return of capital from unconsolidated entities	5.9	0.3	18.5	5.7
Proceeds from the sale of subsidiary and affiliates	5.5	-	14.8	10.2
Proceeds from the sale of HH&B	12.4	-	1,005.9	-
Proceeds from sale of property, plant and equipment	11.8	20.3	52.6	31.2

Net cash used for investing activities	(357.8)	(171.8)	(1,285.8)	(1,351.4)

Financing activities:

Proceeds from issuance of notes	998.4	-	998.4	-
(Repayments) additions to revolving credit facilities	(96.2)	(55.1)	421.8	125.5
Additions to debt	325.6	53.5	742.6	1,511.8
Repayments of debt	(1,210.2)	(61.1)	(2,331.9)	(1,073.3)
Other financing additions	12.7	50.8	23.9	53.3
Debt issuance costs	(7.7)	-	(9.8)	(3.6)
Specialty Chemicals spin-off of cash and trust funding	-	13.9	-	(105.0)
Issuances of common stock, net of related minimum tax withholdings	13.5	15.6	35.8	11.8
Purchases of common stock	-	(50.2)	(93.0)	(335.3)
Excess tax benefits from share-based compensation	3.7	0.2	6.7	0.3
Payment of contingent consideration	(1.1)	-	(1.1)	-
Advances from (repayments to) unconsolidated entity	0.2	(1.3)	1.4	(2.3)
Cash dividends paid to shareholders	(101.6)	(94.4)	(403.2)	(380.7)
Distribution to minority interest	(1.1)	(11.7)	(47.0)	(33.5)

Net cash used for financing activities	(63.8)	(139.8)	(655.4)	(231.0)

Effect of exchange rate changes on cash and cash equivalents	0.2	12.2	(2.1)	6.6

Increase (decrease) in cash and cash equivalents	72.9	82.2	(42.8)	112.6

Cash and cash equivalents from continuing operations, at beginning of period	225.2	258.7	340.9	207.8
Cash and cash equivalents from discontinued operations, at beginning of period	-	-	-	20.5
Balance of cash and cash equivalent at beginning of period	225.2	258.7	340.9	228.3

Cash and cash equivalents from continuing operations, at end of the period	298.1	340.9	298.1	340.9
Cash and cash equivalents from discontinued operations, at end of the period	-	-	-	-
Cash and cash equivalents at end of period	$298.1	$340.9	$298.1	$340.9

Supplemental disclosure of cash flow information
Cash paid (received) during the period for:
Income taxes, net of refunds	$115.5	$38.9	$227.6	$157.4
Interest, net of amounts capitalized	$100.1	$93.4	$239.0	$229.9

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	September 30,	September 30,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$298.1	$340.9
Restricted cash	5.9	25.5
Accounts receivable (net of allowances of $45.8 and $36.5)	1,886.8	1,592.2
Inventories	1,797.3	1,638.2
Other current assets	329.2	263.5
Assets held for sale	173.6	52.3
Total current assets	4,490.9	3,912.6

Property, plant and equipment, net	9,118.3	9,294.3
Goodwill	5,528.3	4,778.1
Intangibles, net	3,329.3	2,599.3
Restricted assets held by special purpose entities	1,287.4	1,293.8
Prepaid pension asset	368.0	257.8
Other assets	966.8	902.3
Total assets	$25,089.0	$23,038.2

Liabilities and Equity
Current liabilities
Current portion of debt	$608.7	$292.9
Accounts payable	1,492.1	1,054.4
Accrued compensation and benefits	416.7	405.9
Other current liabilities	492.3	429.8
Total current liabilities	3,009.8	2,183.0

Long-term debt due after one year	5,946.1	5,496.3
Pension liabilities, net of current portion	279.4	328.1
Postretirement medical liabilities, net of current portion	153.4	140.0
Non-recourse liabilities held by special purpose entities	1,161.9	1,170.2
Deferred income taxes	3,410.2	3,130.7
Other long-term liabilities	737.4	746.2
Redeemable noncontrolling interests	4.7	13.7

Total common stockholders' equity	10,342.5	9,728.8
Noncontrolling interests	43.6	101.2
Total Equity	10,386.1	9,830.0
Total liabilities and equity	$25,089.0	$23,038.2

Non-GAAP Financial Measures and Reconciliations

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide investors and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating WestRock’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Adjusted Segment EBITDA

WestRock uses “Adjusted Segment EBITDA”, along with other factors, to evaluate our segment performance against our peers. Management believes this measure is also useful to investors to evaluate WestRock’s performance relative to its peers. The consolidated financial results and segment tables include a reconciliation of “Adjusted Segment EBITDA” to “Segment EBITDA”.

Adjusted Free Cash Flow

WestRock uses the non-GAAP financial measure “Adjusted Free Cash Flow”. Management believes this non-GAAP financial measure provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate its performance relative to other periods because it excludes certain cash restructuring and other costs, net of tax that management believes are not indicative of the ongoing operating results of the business. WestRock believes that the most directly comparable GAAP measure is “Net cash provided by operating activities”. Set forth below is a reconciliation of “Adjusted Free Cash Flow” to Net cash provided by operating activities for the three and twelve months ended September 30, 2017 (in millions).

	Three Months	Twelve Months
Net cash provided by operating activities	$494.3	$1,900.5
Less: Capital expenditures	(241.8)	(778.6)
Free Cash Flow	252.5	1,121.9
Plus: Cash Restructuring and other costs, net of income tax benefit of $9.2 and $36.4	18.6	99.5
Adjusted Free Cash Flow	$271.1	$1,221.4

Adjusted Net Cash Provided by Operating Activities

WestRock uses the non-GAAP financial measure “Adjusted Net Cash Provided by Operating Activities”. Management believes this non-GAAP financial measure provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate its performance relative to other periods because it excludes certain cash restructuring and other costs, net of tax that management believes are not indicative of the ongoing operating results of the business. While somewhat similar to Adjusted Free Cash Flow, it provides greater comparability across years when capital expenditures are changing as it excludes an adjustment for capital expenditures. WestRock believes that the most directly comparable GAAP measure is “Net cash provided by operating activities”. Set forth below is a reconciliation of “Adjusted Net Cash Provided by Operating Activities” to Net cash provided by operating activities for the three and twelve months ended September 30, 2017 (in millions).

	Three Months	Twelve Months
Net cash provided by operating activities	$494.3	$1,900.5
Plus: Cash Restructuring and other costs, net of income tax benefit of $9.2 and $36.4	18.6	99.5
Adjusted Net Cash Provided by Operating Activities	$512.9	$2,000.0

Adjusted Net Income and Adjusted Earnings per Diluted Share

WestRock uses the non-GAAP financial measures “adjusted net income” and “adjusted earnings per diluted share”. Management believes these non-GAAP financial measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate its performance because they exclude restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use these measures to evaluate its performance relative to other periods. WestRock believes that the most directly comparable GAAP measures are Net income attributable to common stockholders, represented in the table below as the GAAP Results for Income from continuing operations (i.e. Net of Tax) plus Noncontrolling interests, and Earnings per diluted share, respectively. This press release includes a reconciliation of Earnings per diluted share to Adjusted earnings per diluted share. Set forth below is a reconciliation of Adjusted net income to Net income attributable to common stockholders (in millions).

	Three Months Ended Sep. 30, 2017			Twelve Months Ended Sep. 30, 2017
	Pre-Tax	Tax	Net of Tax	Pre-Tax	Tax	Net of Tax
GAAP Results (1)	$246.4	$(51.1)	$195.3	$857.6	$(159.0)	$698.6
Gain on sale of HH&B	(2.2)	-	(2.2)	(192.8)	-	(192.8)
HH&B – impact of held for sale accounting	-	-	-	(10.1)	2.3	(7.8)
Restructuring and other items	38.0	(12.0)	26.0	196.7	(62.8)	133.9
Pension lump sum settlement	3.9	(1.6)	2.3	32.6	(12.6)	20.0
Acquisition inventory step-up	12.1	(3.1)	9.0	26.5	(7.0)	19.5
Land and Development operating results including impairment	8.3	(3.3)	5.0	26.7	(10.6)	16.1
Losses at closed plants and transition costs	9.3	(3.0)	6.3	18.2	(5.8)	12.4
Gain on sale or deconsolidation of subsidiaries	(6.7)	3.0	(3.7)	(5.0)	2.4	(2.6)
Federal, state and foreign tax items	-	(16.7)	(16.7)	-	(40.5)	(40.5)
Loss (gain) on extinguishment of debt	0.1	-	0.1	(1.8)	0.6	(1.2)
Other	1.4	(0.5)	0.9	8.1	(2.7)	5.4
Adjustments	64.2	(37.2)	27.0	99.1	(136.7)	(37.6)
Adjusted Results	$310.6	$(88.3)	$222.3	$956.7	$(295.7)	$661.0
Noncontrolling interests			0.8			9.6
Adjusted Net Income			$223.1			$670.6

(1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income from continuing operations before income taxes", "Income tax expense" and "Consolidated net income", respectively, as reported on the statements of operations.

Adjusted Tax Rate

WestRock uses the non-GAAP financial measure “Adjusted Tax Rate”. Management believes this non-GAAP financial measure is useful because it adjusts our effective tax rate to exclude the impact of restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. “Adjusted Tax Rate” is calculated as “Adjusted Tax Expense” divided by “Adjusted Pre-Tax Income”. WestRock believes that the most directly comparable GAAP measure is “Income tax expense”. Set forth in the table above is a reconciliation of “Adjusted Tax Expense” to “Income tax expense” for the three and twelve months ended September 30, 2017. The results of which, are included in the table below to compute the “Adjusted Tax Rate” (in millions).

	Three Months	Twelve Months

Adusted pre-tax income	$310.6	$956.7
Adjusted tax expense	(88.3)	(295.7)
Adjusted consolidated net income	$222.3	$661.0

Adjusted tax rate	28.4%	30.9%

Adjusted Earnings per Diluted Share

Set forth below is a reconciliation Earnings per diluted share to Adjusted earnings per diluted share.

	Three Months Ended	Twelve Months Ended
	September 30, 2017	September 30, 2017

Earnings per diluted share	$0.76	$2.77

Gain on sale of HH&B	(0.01)	(0.76)
HH&B – impact of held for sale accounting	-	(0.03)
Restructuring and other items	0.10	0.52
Pension lump sum settlement	0.01	0.08
Acquisition inventory step-up	0.03	0.08
Land and Development operating results including impairment	0.02	0.06
Losses at closed plants and transition costs	0.03	0.05
Gain on sale or deconsolidation of subsidiaries	(0.01)	(0.01)
Federal, state and foreign tax items	(0.06)	(0.16)
Other	-	0.02
Adjusted earnings per diluted share	$0.87	$2.62

CONTACT:

WestRock

Investors:	Media:
Matt Tractenberg, 470-328-6327	John Pensec, 470-328-6397
Vice President, Head of Investor Relations	Director, Corporate Communications
matt.tractenberg@westrock.com	mediainquiries@westrock.com

John Stakel, 678-291-7901
Senior Vice President - Treasurer
john.stakel@westrock.com